EXHIBIT 23.1






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in Pre-Effective Amendment No. 1 to Form S-4 Registration Statement (No.333-33350) of First Security Bancorp, Inc. of our report dated January 27, 2000 on the financial statements of First Security Bank of Lexington, Inc.as of December 31, 1999 and 1998 and for the years then ended and for the period from November 17, 1997 (date of commencement) through December 31, 1997. We also consent to the reference to us under the heading "Experts" in the proxy statement-prospectus.


/s/Crowe, Chizek and Company LLP
Crowe, Chizek and Company LLP

Lexington, Kentucky

April 10, 2000


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